EXHIBIT 99.1

Blüm Holdings Refocuses on Cannabis Retail and Brand Leadership with Strategic Sale of Cultivation Assets

SANTA ANA, Calif., Feb. 5, 2024 (GLOBE NEWSWIRE) – Blum Holdings, Inc. (OTCQB: UNRVD) (“Company,” “Blüm Holdings”, “we” or “us”), a cannabis company with operations throughout California, announces its wholly-owned subsidiary Unrivaled Brands’ divestment of its final California cultivation facility, a decision which aligns to a broader realignment strategy concentrating the Company's efforts on operating and expanding profitable cannabis assets and developing brands.

Sabas Carrillo, Chief Executive Officer of Blüm Holdings, commented on the decision, "As we navigate the dynamic cannabis landscape, our strategic focus must be on sustained growth, cash generation, and profitability. The divestiture of our final California cultivation facility positions the Company to concentrate on the cannabis retail market and on our leading cannabis brands, where we believe we have stronger opportunities for revenue generation and market leadership."

About Blüm Holdings

Blüm Holdings is a company focused on the cannabis sector with operations in California. Blüm Holdings operates four dispensaries and direct-to-consumer delivery, and several leading company-owned brands. Korova, a Blüm Holdings brand, is known for its high potency products across multiple product categories, including the legendary 1000 mg THC Black Bar.  On January 12, 2024, the Company completed a reorganization into Delaware.  For a period of 20 business days following the reorganization, the shares of Blüm Common Stock will trade on the OTCQB tier of the OTC Markets under the symbol “UNRVD” and  thereafter, the Company expects that the shares will trade under the symbol “BLMH.”

For more info, please visit: https://blumholdings.com.

Cautionary Note Regarding Forward Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. The Company uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. Such forward-looking statements are based on the Company’s current expectations based on information currently available and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.  No forward-looking statement can be guaranteed, and actual results may differ materially from those projected.

New factors emerge from time-to-time and it is not possible for the Company to predict all such factors, nor can the Company assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Such risks may include, among others, the risks and uncertainties identified and discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the Securities and Exchange Commission. Forward-looking statements included in this press release are based on information available to the Company as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law.

Contact:

Jason Assad

LR Advisors LLC.

jassad@blumholdings.com

678-570-6791